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                                                                     Exhibit 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                          SELECT MEDICAL CORPORATION

               Select Medical Corporation, a corporation organized and existing under the laws of the State of Delaware hereby certifies as follows:

ARTICLE 1 The name of the corporation is Select Medical Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 10, 1996. The Certificate of Incorporation was thereafter restated on February 4, 1997, amended on March 11, 1997, September 2, 1997, September 3, 1998 December 15, 1998, corrected on December 18, 1998, and further amended on November 19, 1999 and September 21, 2000.

ARTICLE 2 Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation (this "Certificate") restates and integrates the provisions of the Certificate of Incorporation of this Corporation.

ARTICLE 3 Notwithstanding approval of this Certificate by the stockholders of the Corporation, prior to this Certificate becoming effective upon filing, the Board of Directors may abandon this Certificate without further action by the stockholders of this Corporation.

ARTICLE 4 The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated in its entirety to read as follows:

               FIRST.  The name of this Corporation is "Select Medical
               -----
Corporation" (the "Corporation").

               SECOND.  The address of the Corporation's Registered Office in
               ------
the State of Delaware is Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The Registered Agent in charge thereof is The Corporation Trust Company.

               THIRD. The purpose of the Corporation is to engage in any lawful
               -----
act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

               FOURTH: Authorized Capital. The aggregate number of shares of
               ------  ------------------
stock which the Corporation shall have authority to issue is 210,000,000 shares, divided into two (2) classes consisting of 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock") and 200,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

               The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.
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          A.   PREFERRED STOCK.

               (a) The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable provisions of the DGCL (a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, with such designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the Board of Directors), and as are not stated and expressed in this Certificate of Incorporation including, but not limited to, determination of any of the following:

                    (i) the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding and except where otherwise provided in the applicable Preferred Stock Certificate of Designation) from time to time by action of the Board of Directors;

                    (ii) the dividend rate and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative, and if so, from what date or dates, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock;

                    (iii) the price or prices at which, and the terms and
               conditions on which, the shares of the series may be redeemed at the option of the Corporation;

                    (iv) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                    (v) whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                    (vi) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                    (vii) whether or not the shares of the series will have
               priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance

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               of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

                    (viii) whether the series will have voting rights, in
               addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

                    (ix) any other preferences, qualifications, privileges,
               options and other relative or special rights and limitations of that series.

               (b)  Dividends. Holders of Preferred Stock shall be entitled to
                    ---------
          receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

               (c)  Preference on Liquidation. In the event of the voluntary or
                    -------------------------
          involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein.

               (d)  Redemption. The Corporation, at the option of the Board of
                    ----------
          Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed in the applicable Preferred Stock Certificate of Designation for such series.

               (e)  Voting Rights. Except as otherwise required by law, as
                    -------------
          otherwise provided herein or as otherwise determined by the Board of Directors in the applicable Preferred Stock Certificate of Designation as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

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          B.   COMMON STOCK.

               The Common Stock shall be subject to the express terms of any series of Preferred Stock.

               (a) Dividends. Subject to any other provisions of this
                   ---------
          Certificate of Incorporation, and to the rights of holders of preferred stock, if any, holders of Common Stock shall be entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board of Directors from time to time out of the assets or funds of the Corporation legally available therefor.

               (b) Distribution of Assets. Subject to the express terms of any
                   ----------------------
          series of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

               (c) Voting Rights. Except as may be provided in this Certificate
                   -------------
          or in an applicable Preferred Stock Certificate of Designation, the holders of Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes as provided by law. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

               FIFTH. Except as may be provided in this Certificate of
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Incorporation or in a Preferred Stock Certificate of Designation, if any, the
Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

               SIXTH. No stockholder of the Corporation shall have any
               -----
preemptive or preferential right, nor be entitled to such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

               SEVENTH. Effective as of the time the Common Stock shall be
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registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

               EIGHTH. In furtherance and not in limitation of the powers
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conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation without the assent or vote of the stockholders of the Corporation. The stockholders may, at any annual or special meeting of the stockholders of the Corporation, duly called and upon proper notice thereof, make, alter, amend or repeal the Bylaws by the affirmative vote by

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the holders of not less than 66-2/3% of the shares of stock entitled to vote generally in the election of Directors.

               NINTH. The number of Directors of the Corporation shall be fixed
               -----
from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

               The Board of Directors, other than those who may be elected by the holders of any series of Preferred Stock, if any, shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 2002; each initial Director in Class II shall hold office until the annual meeting of stockholders in 2003; and each initial Director in Class III shall hold office until the annual meeting of stockholders in 2004. Notwithstanding the foregoing provisions of this Article, each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

               In the event of any increase or decrease in the authorized number of Directors, (a) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (b) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal as possible.

               TENTH. The Board of Directors is hereby authorized to create and
               -----
issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued shall be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

               (a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

               (b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or securities of the Corporation.

               (c) Provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the

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          Corporation to enter into any such transaction absent an assumption by the other party or parties thereof of the obligations of the Corporation under such rights.

               (d) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

               (e) Provisions which permit the Corporation to redeem such rights.

               (f) The appointment of a rights agent with respect to such rights.

               ELEVENTH. The corporation shall indemnify each of the
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Corporation"s Directors and officers in each and every situation where, under
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

               No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided, however, that the foregoing shall not eliminate or limit the liability
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of a Director (i) for any breach of the Director"s duty of loyalty to the
Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a Director, then a Director of the Corporation, in addition to the circumstances in which a Director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. For purposes of this Article ELEVENTH, "fiduciary duty as a Director" shall include any fiduciary duty arising out of serving at the Corporation"s request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

               Neither any amendment nor repeal of this Article ELEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article ELEVENTH, shall eliminate or reduce the effect of this Article ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this repeal or adoption of an inconsistent provision.

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               TWELFTH. Advance notice of new business and stockholder
               -------
nominations for the election of Directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

               THIRTEENTH. The corporation reserves the right to amend, alter,
               ----------
change or repeal any provisions contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that any
                                                --------  -------
amendment or repeal of Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH, and THIRTEENTH shall not be amended, altered or repealed without the affirmative vote of the holders of not less than 66-2/3% of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

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

               IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Michael E. Tarvin, its Senior Vice President, General Counsel and Secretary, this ___ day of _______, 2001.


                                   SELECT MEDICAL CORPORATION


                                   By:
                                      -----------------------------------------
                                      Michael E. Tarvin
                                      Senior Vice President, General Counsel and
                                      Secretary

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